Exhibit 99.1

Talos Energy Announces Strategic Acquisition of EnVen Energy, Increasing Operational Scale and Improving Financial Profile Through the Addition of Oil-Weighted, Deepwater Assets with Significant Infrastructure

Houston, Texas, September 22, 2022 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the execution of definitive agreements to acquire EnVen Energy Corporation (“EnVen”), a private operator in the deepwater U.S. Gulf of Mexico, for $1.1 billion1. The strategic transaction expands Talos’s Gulf of Mexico operations with high margin, oil-weighted assets, is accretive to Talos shareholders on 2023E Free Cash Flow per Share2 and is immediately de-leveraging.

Consideration for the transaction consists of 43.8 million Talos shares and $212.5 million in cash, plus the assumption of EnVen’s net debt upon closing, currently estimated at approximately $50.0 million at year-end 2022. Following the transaction, Talos shareholders will own approximately 66% of the pro forma company and EnVen’s equity holders will own the remaining 34%. The transaction has been unanimously approved by each company’s Board of Directors. Closing is expected by year end 2022, subject to customary closing conditions.

Key Transaction Highlights:

•	Adds ~24 thousand barrels of oil equivalent per day (“MBoe/d”) of production (>80% oil, >90% operated).

•	Increases production by 40% and gross acreage by 35%, significantly increasing operational scale and diversity.

•	Doubles Talos’s operated deepwater facility footprint, adding key infrastructure in existing Talos operating areas.

•	~$460 million of 2022E Adj. EBITDA (~$630 million unhedged) and ~$170 million of 2022E Free Cash Flow.

•	>13% accretive to Talos shareholders on 2023E Free Cash Flow per Share.

•	Implied enterprise value representing 2.4x 2022E hedged Adj. EBITDA (1.7x unhedged), a discount to Talos’s current metrics.

•	Immediately de-leveraging, with estimated year-end pro forma net debt ratio[3] of less than 0.8x.

•	At least $30 million in expected annual run-rate synergies to be achieved in 2023.

•	Reduces Talos’s GHG Emissions Intensity with deepwater operating footprint.

•	Enhances Board of Directors with 7 fully independent directors plus Talos CEO.

•	Talos will introduce a proposal to eliminate its classified election structure such that all directors are elected annually.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “This transaction adds significant scale and diversity to our business through logical, in-basin expansion with an excellent strategic fit. EnVen’s high-margin, oil-weighted assets in key deepwater regions, operated infrastructure and significant overlapping acreage footprint will enhance our ability to accelerate shareholder value creation. The acquisition is financially attractive, expanding our operating margins and increasing Free Cash Flow per Share while immediately improving our credit profile before accounting for significant expected cost synergies. The enhanced cash flow profile will provide us with increased capital allocation optionality, including additional high-impact subsea tie-back opportunities, opportunistic acquisitions, accelerating our low-carbon initiatives and positioning Talos for a potential shareholder return of capital program in the future. We are excited for the numerous benefits that this transaction provides and look forward to closing around year end.”

STRATEGIC & FINANCIAL DETAILS

•

Attractive Asset Base Aligned with Talos Strategy: EnVen currently produces approximately 24 MBoe/d in the U.S. Gulf of Mexico that is more than 80% oil-weighted, more than 90% operated and more than 95% from deepwater regions. EnVen operates numerous platforms, including five major deepwater facilities with significant open capacity and holds an acreage footprint of approximately 420,000 gross acres in core deepwater areas for future infrastructure-led development, exploitation and exploration opportunities. EnVen’s infrastructure is backed by >$160 million in restricted cash and receivables reserved against future abandonment obligations.

The transaction is well-aligned with Talos’s strategy focused on value creation through the acquisition and development of conventional resources in close proximity to under-utilized infrastructure applying Talos’s vast seismic inventory and advanced reprocessing. EnVen’s assets add material scale and diversity to Talos’s footprint, already a leading public offshore independent in the U.S. On a pro forma basis, Talos expects to be more than 70% oil-weighted, more than 75% operated and more than 80% focused in deepwater regions.

[1]	Enterprise Value based on Talos share price as of September 21, 2022 and EnVen estimated capital structure at December 31, 2022.
[2]	Free Cash Flow per Share presented before changes in working capital; accretion inclusive of $30 million in expected annual synergies.
[3]	Year-End Net Debt ratio defined as estimated pro forma net debt at December 31, 2022 divided by last twelve months pro forma Adjusted EBITDA.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

•

Compelling Financial Metrics and Credit Profile: Consideration implies a valuation of approximately 2.4x 2022 estimated hedged Adjusted EBITDA and the transaction is more than 13% accretive to Talos shareholders on 2023E Free Cash Flow per Share. Talos expects the transaction to be immediately de-leveraging at closing, with year-end 2022 leverage of less than 0.8x. Additionally, Talos will have no near-term maturities. The Company expects to provide 2023 financial guidance after closing.

•

Material Synergies: Talos expects to generate at least $30 million in annual run-rate synergies from the transaction, primarily consisting of general and administrative cost reductions. The Company believes run-rate savings can be achieved in 2023 and expects additional synergies from operational cost optimization, capital high-grading and other improvements over time.

•

Improved Positioning for Future Growth: With greater scale and diversity, an enhanced cash flow generation profile and improved leverage profile, Talos believes it is well-positioned to accelerate organic, value-creating activities through its Upstream and CCS business segments as well as business development activities going forward. The increased scale and free cash flow generation also allows Talos to continue its evaluation for a potential shareholder return program in the future.

LEADERSHIP & GOVERNANCE

There are no anticipated changes to Talos senior management resulting from the transaction. Tim Duncan will remain Chief Executive Officer and will retain one seat on the expanded Board of Directors, which will include six Talos directors (CEO and five independents) and two independents from the EnVen Board of Directors, Shandell Szabo and Richard Sherrill. The Board of Directors will have no private equity representatives post-closing. Robert Tichio, the appointed Riverstone Holdings representative currently on Talos’s Board of Directors, will resign from the Board simultaneous with closing of the transaction. Riverstone Holdings (~10% pro forma ownership) and EnVen’s top two equity holders (~20% pro forma combined) will enter lock-up agreements at closing.

Shandell Szabo is currently an independent director of EnVen and previously spent 19 years with Anadarko Petroleum Corporation, most recently as the Vice President of U.S. Exploration. She has technical expertise in the deepwater Gulf of Mexico and other key basins. Richard Sherrill is also currently an independent director of EnVen and is the President of Clean Aire Partners, a private energy transition company. He was previously the Chief Operating Officer of Duke Energy Corporation.

Talos also intends to facilitate a shareholder vote on elimination of the Company’s current classified director structure, which would require that all directors be elected every year going forward, as compared to the current staggered 3-year terms.

TIMING & APPROVALS

The transaction, which is expected to close around year end 2022, is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of Talos and EnVen shareholders. Riverstone Holdings, which currently owns ~15% of Talos, has executed a Support Agreement in favor of the transaction. A majority of EnVen shareholders have agreed to provide their written consents in favor of the transaction. Both Talos and EnVen Boards of Directors have unanimously approved the transaction.

ADVISORS

J.P. Morgan Securities LLC is serving as lead financial advisor to Talos and has provided a fairness opinion. KeyBanc Capital Markets Inc. also served as a financial advisor to Talos. Vinson & Elkins L.L.P is serving as legal advisor to Talos. Intrepid Partners, LLC is serving as financial advisor to EnVen and Davis Polk & Wardwell LLP is serving as legal advisor to EnVen.

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host a conference call, which will be broadcast live over the internet, on Thursday, September 22, 2022 at 9:00 AM Eastern Time (8:00 AM Central Time). Listeners can access the conference call through a webcast link on the Company’s website at:
https://www.talosenergy.com/investor-relations/events-calendar/. Alternatively, the conference call can be accessed by dialing (888) 348-8927 (U.S. toll free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference until September 29, 2022 and can be accessed by dialing (877) 344-7529 and using access code 3219304.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both through upstream oil and gas exploration and production and the development of carbon capture and sequestration opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and sequestration initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding the proposed transaction with EnVen, including our ability to satisfy the conditions to closing and the expected timing and benefits of the transaction, our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of OPEC and other state-controlled oil companies (“OPEC Plus”), such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions; the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; sustained inflation and the impact of central bank policy in response thereto; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, including the proposed transaction with EnVen; the possibility that the anticipated benefits of our acquisitions, including the proposed transaction with EnVen, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations, our ability to satisfy the conditions to closing to the proposed EnVen transaction and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 and Part II, Item 1A. “Risk Factors” of Talos Energy Inc’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the SEC on August 4, 2022. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed Merger, Talos will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement/prospectus of Talos and a consent solicitation statement of EnVen. Talos also plans to file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Talos shareholders and a definitive consent solicitation statement will be mailed to EnVen shareholders. INVESTORS AND SHAREHOLDERS OF TALOS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus /consent solicitation statement and other documents containing important information about Talos and EnVen once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

Talos, EnVen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Talos shareholders in connection with the proposed transaction. Information about the directors and executive officers of Talos is set forth in Talos’s Definitive Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus/consent solicitation and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

USE OF NON-GAAP FINANCIAL MEASURES

This communication includes the use of certain measures that have not been calculated in accordance with U.S. generally acceptable accounting principles (GAAP), including Adjusted EBITDA, Net Debt, Free Cash Flow and Leverage. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

USE OF PROJECTIONS

This communication contains projections, including production volumes, capital expenditures, Adjusted EBITDA, Free Cash Flow and cost-savings via synergies. Our independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this communication, and accordingly, have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this communication. These projections are for illustrative purposes only and should not be relied upon as being indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if our assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside our control. Accordingly, there can be no assurance that the projected results are indicative of our future performance after completion of the transaction or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this communication should not be regarded as a representation by any person that the results contained in the projected information will be achieved.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002